Exhibit 10.5

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made and entered into this 11th day of November, 2010, by and among LY Holdings, LLC, a Kentucky limited liability company (the “Borrower”) and Lightyear Network Solutions, Inc. (f/n/a Libra Alliance Corporation) (the “Lender“).

WITNESSETH:

WHEREAS, Borrower is currently indebted to Lender in the principal amount of $5,149,980.00 pursuant to the Term Note dated February 12, 2010, executed in favor of Lender in the principal amount of $5,149,980.00 (the “Note”);

WHEREAS, as of the date hereof, a total of $5,149,980.00 of principal is currently outstanding under the Note, of which $0 is past due;

WHEREAS, as of the date hereof, interest in the amount of $184,834.90 is currently accrued and outstanding under the Note, of which $162,965.12 is past due and payable, which may be deemed to constitute an event of default under the Note (“Past Due Interest);

WHEREAS, the Borrower desires Lender to waive existing events of default and forbear from exercising his rights and remedies to collect any Past Due Interest on the terms and conditions set forth herein; and

WHEREAS, Lender is willing to presently provide a waiver and forbear from exercising its rights and remedies to collect the Past Due Interest, on the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Borrower each hereby agree as set forth in this Agreement.

1.           Use of Defined Terms.  Except as expressly set forth in this Agreement, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Note.

2.           Waiver.  Lender hereto waives any existing defaults under the Note.

3.           Forbearance.  For good and valuable consideration, Lender agrees to forbear from demanding payment of Past Due Interest under the Note or commencing any action against the Borrower with respect to the payment of Past Due Interest until December 31, 2010, or such other date agreed upon by the parties.

4.           Authority to Execute this Agreement.  The Borrower and the Lender represent and warrant that it has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement.

5.           Reservation of Rights.  Lender continues to reserve all of its rights and remedies pursuant to this Agreement and the Credit Agreements, as well as any rights and remedies at law, in equity or otherwise.  Nothing contained in this Agreement shall be or be deemed a waiver of any hereafter arising or occurring breach, default or event of default, including, nor shall preclude the subsequent exercise of any of Lender’s rights or remedies, subject to Section 3 hereof.

6.           Construction.

A.           This Agreement shall be interpreted, construed and governed by and under the laws of the Commonwealth of Kentucky, without regard to its conflicts of law doctrine.

B.           Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be served herefrom and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be reasonably modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

C.           The Paragraph headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement between the Borrower and Lender, and shall not in any way affect the meaning or interpretation of this Agreement, any Paragraph or provision thereof.

D.           This Agreement shall be binding on the Borrower and its respective successors and heirs, and shall inure to the benefit of Lender, his successors, assigns, affiliates, divisions and parent.

E.           This Agreement may not be altered, changed, amended or modified, except by written agreement signed by Lender or the Borrower.

F.           Whenever required by context, the masculine pronouns will include the feminine and neuter genders, and the singular will include the plural, and vice versa.

G.           This Agreement constitutes the entire agreement between the Borrower and Lender with regard to the subject matter hereof.

IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement as of the date first set forth above.

Lender:

LIGHTYEAR NETWORK SOLUTIONS, INC.

By:	/s/ Elaine G. Bush, CFO
Elaine G. Bush, CFO

Borrower:

LY HOLDINGS, LLC

By:	/s/ J. Sherman Henderson, III
Title: J. Sherman Henderson, III, CEO